United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  September 8, 2014

Spine Pain Management, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway
Suite 600
Houston, Texas   77007
(Address of principal executive office) (Postal Code)

(713) 521-4220
(Registrant’s telephone number)

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2014, we finalized a revolving line of credit facility with Wells Fargo Bank to borrow up to $2,000,000 pursuant to a Revolving Line of Credit Note (the “Wells Fargo Note”) and Credit Agreement.  Amounts advanced under the Wells Fargo Note bear interest at a fluctuating annual rate of 2% above daily one month LIBOR with accrued interest payable on the 3rd day of each month.  Outstanding principal of the Wells Fargo Note is due and payable in full on August 31, 2017.  The line of credit is guaranteed by Peter L. Dalrymple, a member of our Board of Directors, and is secured by a first lien interest in certain of his assets.

We have used $500,000 advanced under the line of credit to pay off outstanding principal and interest on a 12% Secured Promissory Note that evidences a $1,000,000 loan made to us by Mr. Dalrymple on August 29, 2012 (the “Dalrymple Note”).  In connection therewith, the term of the Dalrymple Note was extended by one year to mature on August 29, 2016, and the interest rate on the Dalrymple Note was reduced to 6%, all pursuant to a Financing Agreement we entered into with Mr. Dalrymple on August 20, 2014 (as disclosed in our Form 8-K filed on August 26, 2014).  We will use additional amounts received under the Wells Fargo line of credit for working capital.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under “Item 1.01” of this current report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE PAIN MANAGEMENT, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: September 11, 2014	Chief Executive Officer